EXHIBIT 10.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-116429), pertaining to On Track Innovations Ltd.‘s 2001 Share Option Plan, 2001 Employee Share Purchase Plan and 1995 Share Option Plan, Forms F-3 (File Nos. 333-111770, 333-115953 and 333-121316) and related Prospectus of On Track Innovations Ltd. and its subsidiaries of our report dated March 28, 2003 with respect to the consolidated financial statements of On Track Innovations Ltd. and its subsidiaries for the year ended December 31, 2002 included in this Amendment No.1 to the Annual Report on Form 20-F for the year ended December 31, 2004.

October 27 , 2005	Luboshitz Kasierer

Tel-Aviv, Israel	An affiliate member of Ernst & Young International

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